Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

NOVELIS INC.
(Exact name of obligor as specified in its charter)

Canada	98-0442987
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Novelis Corporation
(Exact name of obligor as specified in its charter)

Texas	41-2098321
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Eurofoil Inc. (USA)
(Exact name of obligor as specified in its charter)

New York	13-3783544
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis PAE Corporation
(Exact name of obligor as specified in its charter)

Delaware	36-4266108
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Aluminum Upstream Holdings LLC
(Exact name of obligor as specified in its charter)

Delaware	20-5137700
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Brand LLC
(Exact name of obligor as specified in its charter)

Delaware	26-0442201
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Novelis South America Holdings LLC
(Exact name of obligor as specified in its charter)

Delaware	20-5137684
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis North America Holdings Inc.
(Exact name of obligor as specified in its charter)

Delaware	90-0636088
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Acquisitions LLC
(Exact name of obligor as specified in its charter)

Delaware	27-4077666
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Cast House Technology Ltd.
(Exact name of obligor as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis No. 1 Limited Partnership
(Exact name of obligor as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

4260848 Canada Inc.
(Exact name of obligor as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
4260856 Canada Inc.
(Exact name of obligor as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Europe Holdings Ltd.
(Exact name of obligor as specified in its charter)

United Kingdom	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis UK Ltd.
(Exact name of obligor as specified in its charter)

United Kingdom	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Services Limited
(Exact name of obligor as specified in its charter)

United Kingdom	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Novelis do Brasil Ltda.
(Exact name of obligor as specified in its charter)

Brazil	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis AG
(Exact name of obligor as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Switzerland S.A.
(Exact name of obligor as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Technology AG
(Exact name of obligor as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Aluminum Holding Company
(Exact name of obligor as specified in its charter)

Ireland	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Novelis Deutschland GmbH
(Exact name of obligor as specified in its charter)

Germany	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Luxembourg S.A.
(Exact name of obligor as specified in its charter)

Luxembourg	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis PAE S.A.S.
(Exact name of obligor as specified in its charter)

France	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Novelis Madeira, Unipessoal, Lda
(Exact name of obligor as specified in its charter)

Portugal	Not applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

3560 Lenox Road, Suite 2000
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip code)

8.375% Senior Notes due 2017
and Guarantees of 8.375% Senior Notes due 2017
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the 10th day of February, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/S/ Reda Sabaliauskaite
Name:	Reda Sabaliauskaite
Title:	Senior Associate

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business September 30, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,595
Interest-bearing balances	276
Securities:
Held-to-maturity securities	7
Available-for-sale securities	703,294
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	76,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	9,503
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	223,370
Other assets	156,663

Total assets	$2,027,521

1

Dollar Amounts
in Thousands

LIABILITIES

Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	220,845
Total liabilities	490,036
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	412,405
Accumulated other comprehensive income	2,560
Other equity capital components	0
Not available
Total bank equity capital	1,537,485
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,537,485

Total liabilities and equity capital	2,027,521

     I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	) Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	) Directors (Trustees)
William D. Lindelof, MD	)

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